Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2004, except as to the last paragraph in Note 14 which is as of May 14, 2004 relating to the financial statements of Lumera Corporation, which appears in the Company’s Registration Statement (No. 333-115650) on Form S-1.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

November 4, 2004